Exhibit 99.1

Gladstone Investment Corporation Reports Financial Results for the

Quarter Ended December 31, 2011

•	Net Investment Income for the three and nine months ended December 31, 2011, was $3.4 million and $10.3 million, or $0.16 and $0.46 per share, respectively.

•	Net Increase in Net Assets Resulting From Operations for the three and nine months ended December 31, 2011, was $5.5 million and $22.4 million, or $0.25 and $1.01 per share, respectively.

McLean, VA, February 1, 2012: Gladstone Investment Corporation (NASDAQ: GAIN) (the “Company”) today announced earnings for the third quarter ended December 31, 2011. All per share references are per basic and diluted weighted average common share outstanding, unless noted otherwise.

Net Investment Income for Three Months: Net Investment Income for the quarters ended December 31, 2011 and 2010 was $3.4 million, or $0.16 per share, and $7.6 million, or $0.34 per share, respectively, a decrease in Net Investment Income of 54.7%. The decrease in Net Investment Income was primarily due to a significant amount of dividend and success fee income recorded in connection with the sale of Chase II Holding Corp. (“Chase”) during the quarter ended December 31, 2010, partially offset by a decrease in the incentive fee paid to Gladstone Management Corporation (the “Adviser”) when compared to the prior year period.

Net Investment Income for Nine Months: Net Investment Income for the nine months ended December 31, 2011 and 2010 was $10.3 million, or $0.46 per share, and $14.2 million, or $0.65 per share, respectively, a decrease in Net Investment Income of 28.0%. The decrease in Net Investment Income was primarily due to a significant amount of dividend and success fee income recorded in the prior year period as part of the exits of A. Stucki Corp. (“A. Stucki”) and Chase, partially offset by a decrease in the incentive fee paid to the Adviser when compared to the prior year period.

Net Increase in Net Assets Resulting from Operations for Three Months: Net Increase in Net Assets Resulting from Operations for the quarters ended December 31, 2011 and 2010 was $5.5 million, or $0.25 per share, and $15.1 million, or $0.69 per share, respectively. The Company recorded a net gain on investments of $1.7 million for the quarter ended December 31, 2011, primarily due to unrealized appreciation experienced on certain control investments. For the quarter ended December 31, 2010, the Company recorded a net gain on investments of $7.5 million, primarily due to the gain realized on the Chase exit, as well as unrealized appreciation experienced on certain control and affiliate investments.

Net Increase in Net Assets Resulting from Operations for Nine Months: Net Increase in Net Assets Resulting from Operations for the nine months ended December 31, 2011 and 2010 was $22.4 million, or $1.01 per share, and $13.6 million, or $0.62 per share, respectively. The Company recorded a net gain on investments of $12.1 million for the nine months ended December 31, 2011, primarily due to the gain realized on the partial exit of the Company’s investment in Cavert II Holding Corp., as well as unrealized appreciation experienced on certain control and affiliate investments. For the nine months ended December 31, 2010, the Company recorded a net loss on investments of $0.6 million, primarily due to the unrealized depreciation recorded related to Galaxy Tool Holding Corp., which experienced decreased performance and went through a restructure, partially offset by unrealized appreciation on certain control and affiliate investments.

Investment Portfolio at Fair Value: The Company’s aggregate investment portfolio appreciated during the quarter ended December 31, 2011, primarily due to the net unrealized appreciation experienced in certain control investments. As of December 31, 2011, the entire portfolio was fair valued at 86.0% of cost, as compared to 77.7% as of March 31, 2011. The increase was primarily due to net unrealized appreciation experienced on certain control and affiliate investments.

Net Asset Value: Net asset value was $9.58 per share outstanding at December 31, 2011, as compared to $9.00 per share outstanding at March 31, 2011.

Asset Characteristics: Total assets were $318.6 million at December 31, 2011, as compared to $241.1 million at March 31, 2011. At December 31, 2011, the Company had investments in 17 portfolio companies with an aggregate cost basis of $263.6 million and an aggregate fair value of $226.8 million. As of December 31, 2011, the Company’s investment portfolio at fair value was comprised of 74.1% in debt securities and 25.9% in equity securities. Additionally, the Company held $86.5 million in cash and cash equivalents at December 31, 2011, including $76.0 million from a short-term loan that was repaid subsequent to quarter end.

Investment Yield: The weighted average yield on the Company’s interest-bearing portfolio, excluding cash and cash equivalents, was 12.5% for the quarter ended December 31, 2011, as compared to 11.5% for the prior year quarter. The increase in the weighted average yield for the quarter ended December 31, 2011, resulted primarily from the exits of lower interest-bearing debt investments and the addition of higher-yielding debt investments.

Highlights for the Quarter: During the quarter ended December 31, 2011, the following significant events occurred:

•	New Investment: In December 2011, the Company invested $19.6 million in a new Affiliate investment, Channel Technologies Group, LLC, consisting of senior debt and preferred and common equity.

•

Line of Credit Increase and Extension: In October 2011, the Company entered into an agreement to increase its line of credit (the “Credit Facility”) from $50.0 million to $60.0 million. The Credit Facility was arranged by Branch Banking and Trust Company as administrative agent and Key Equipment Finance, Inc., and may be expanded up to a total of $175.0 million through the addition of other lenders. The Credit Facility matures on October 25, 2014, and, if not renewed or extended by that date, all principal and interest will be due and payable on or before October 25, 2015. Advances under the Credit Facility will generally bear interest at 30-day LIBOR plus 3.75% per annum.

•	Investment Payoffs:

•

In October 2011, the Company received full repayment of its senior subordinated loan to Quench Holdings Corp. (“Quench”), resulting in gross proceeds of $8.0 million. At June 30, 2011, this loan was valued at 74.0% of cost. The Company still holds preferred and common equity in Quench.

•

In December 2011, the Company received full repayment of senior notes it held of American Greetings Corporation, as well as a prepayment penalty, resulting in gross proceeds of $3.1 million. The Company no longer holds any non-proprietary investments.

•

Investment Sale: In November 2011, the Company sold its investment in Neville Limited (“Neville”) for gross proceeds of approximately $0.3 million, resulting in a realized loss of $0.3 million on the sale. Neville owned property the Company received in connection with the A. Stucki sale in June 2010.

•

Investment Restructure: In December 2011, the Company restructured its investment in Country Club Enterprises (“CCE”), converting $4.0 million of senior subordinated debt into preferred shares of CCE in a non-cash transaction. The Company also received additional preferred shares as consideration for past-due interest and other receivables owed from CCE. No income was recognized with this transaction and CCE remains on non-accrual.

•	Distributions: The Company paid monthly cash distributions to stockholders of $0.05 per common share for each of October, November and December 2011.

Comments from the Company’s President, Dave Dullum: “We continue to be pleased with our overall liquidity and availability for new investments. Our investment activity is steady, and we are excited about the new investment this past quarter in Channel Technologies Group. Through the activity and effort this past year, we have been able to increase the monthly dividend by 25%. We look to continue healthy investment activity and to carry this momentum throughout the last quarter of our fiscal year.”

Subsequent Events: After December 31, 2011, the following occurred:

•	Distributions Declared: The Company’s board of directors declared the following monthly, per-share distributions to stockholders:

Declaration Date	Record Date	Payment Date	Cash Distribution
January 10, 2012	January 23, 2012	January 31, 2012	$0.05
January 10, 2012	February 21, 2012	February 29, 2012	0.05
January 10, 2012	March 22, 2012	March 30, 2012	0.05

Total for the Quarter:			$0.15

Summary Information: The following chart is a summary of some of the information reported above (dollars in thousands, except per share data) (unaudited):

	December 31, 2011	December31, 2010
For the Three Months Ended:
Net investment income	$3,442	$7,591
Net increase in net assets resulting from operations	5,495	15,135
Average yield on interest-bearing investments	12.53%	11.50%
Total dollars invested	$18,949	$36,622
Total dollars repaid	11,393	21,128

For the Nine Months Ended:
Net investment income	10,252	14,238
Net increase in net assets resulting from operations	22,377	13,643
Average yield on interest-bearing investments	12.27%	11.21%
Total dollars invested	$86,327	$41,616
Total dollars repaid	16,953	61,774

	December 31, 2011	March 31, 2011
As of:
Fair value as a percent of cost	86.0%	77.7%
Net asset value per share	$9.58	$9.00
Number of portfolio companies	17	17
Total assets at fair value	$318,621	$241,109

Conference Call for Stockholders: The Company will hold a conference call Thursday, February 2, 2012, at 8:30 a.m. EST. Please call (800) 860-2442 to enter the conference. An operator will monitor the call and set a queue for the questions. A replay of the conference call will be available through March 1, 2012. To hear the replay, please dial (877) 344-7529 and use conference number 10008753. The replay will be available beginning approximately one hour after the call concludes.

The live audio broadcast of the Company’s quarterly conference call will also be available online at www.GladstoneInvestment.com. The event will be archived and available for replay on the Company’s website through April 2, 2012.

Warning: The financial statements below are without footnotes, so readers should obtain and carefully review the Company’s Form 10-Q for the quarter ended December 31, 2011, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-Q today with the Securities and Exchange Commission (the “SEC”), which you can find on the SEC’s website at www.sec.gov or from the Company’s website at www.GladstoneInvestment.com. To obtain a paper copy from us, please contact us at 1521 Westbranch Drive, Suite 200, McLean, VA 22102.

About us: Gladstone Investment Corporation is a publicly traded business development company that seeks to make debt and equity investments in small and mid-sized businesses in the United States in connection with acquisitions, changes in control and recapitalizations. Including payments made through January 2012, the Company has paid 79 consecutive monthly cash distributions on its common stock. Information on the business activities of all the Gladstone funds can be found at www.gladstonecompanies.com.

For Investor Relations inquiries related to any of the monthly dividend paying Gladstone funds, please visit www.gladstone.com.

SOURCE: Gladstone Investment Corporation, +1-703-287-5893

The statements in this press release regarding the Company’s overall liquidity, ability to make additional investments, ability to make future dividend payments and other such statements are “forward-looking statements.” These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans that it believes to be reasonable as of the date of this press release. Factors that may cause the Company’s actual results to differ from these forward-looking statements include, among others, the duration and effects of current economic instability, the Company’s ability to access debt and equity capital and those other factors listed under the caption “Risk Factors” of post-effective amendment no. 4 to the registration statement on Form N-2(file No. 333-160720), filed with the SEC on August 17, 2011 (the “Form N-2”), and the Company’s Quarterly Report on Form10-Q for the quarter ended September 30, 2011, filed with the SEC on November 2, 2011 (the “Form 10-Q”). The risk factors set forth in the Form N-2 and Form 10-Q under the caption “Risk Factors” are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GLADSTONE INVESTMENT CORPORATION

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	December 31, 2011	March 31, 2011

ASSETS
Investments at fair value
Control investments (Cost of $184,221 and $136,306, respectively)	$156,345	$104,062
Affiliate investments (Cost of $69,739 and $45,145, respectively)	61,183	34,556
Non-Control/Non-Affiliate investments (Cost of $9,664 and $15,741, respectively)	9,243	14,667

Total investments (Cost of $263,624 and $197,192, respectively)	226,771	153,285
Cash and cash equivalents	86,470	80,580
Restricted cash	1,960	4,499
Interest receivable	1,142	737
Due from custodian	722	859
Deferred financing fees	953	373
Prepaid assets	297	224
Other assets	306	552

TOTAL ASSETS	$318,621	$241,109

LIABILITIES
Borrowings at fair value
Short-term loan (Cost of $76,001 and $40,000, respectively)	$76,001	$40,000
Credit Facility (Cost of $29,300 and $0, respectively)	29,300	—

Total borrowings (Cost of $105,301 and $40,000, respectively)	105,301	40,000
Accounts payable and accrued expenses	491	201
Fees due to Adviser	187	499
Fee due to Administrator	183	171
Other liabilities	858	1,409

TOTAL LIABILITIES	107,020	42,280

NET ASSETS	$211,601	$198,829

ANALYSIS OF NET ASSETS
Common stock, $0.001 par value per share, 100,000,000 shares authorized, 22,080,133 shares issued and outstanding at December 31, 2011 and March 31, 2011	$22	$22
Capital in excess of par value	257,192	257,192
Cumulative net unrealized depreciation on investments	(36,853)	(43,907)
Cumulative net unrealized depreciation on other	(56)	(76)
Undistributed net investment income	812	165
Accumulated net realized losses	(9,516)	(14,567)

TOTAL NET ASSETS	$211,601	$198,829

NET ASSET VALUE PER SHARE AT END OF PERIOD	$9.58	$9.00

GLADSTONE INVESTMENT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2011	2010	2011	2010
INVESTMENT INCOME
Interest income
Control investments	$3,515	$2,557	$9,075	$7,701
Affiliate investments	1,226	970	3,958	3,031
Non-Control/Non-Affiliate investments	343	391	1,148	1,175
Cash and cash equivalents	1	7	7	21

Total interest income	5,085	3,925	14,188	11,928
Other income
Control investments	25	6,812	1,201	10,358
Non-Control/Non-Affiliate investments	59	—	77	—

Total other income	84	6,812	1,278	10,358

Total investment income	5,169	10,737	15,466	22,286

EXPENSES
Loan servicing fee	811	634	2,204	2,124
Base management fee	329	343	1,008	846
Incentive fee	—	1,898	19	2,949
Administration fee	182	142	468	582
Interest expense	185	135	550	558
Amortization of deferred financing fees	106	116	321	383
Professional fees	139	84	453	306
Stockholder related costs	31	26	403	245
Other expenses	289	218	859	685

Expenses before credits from Adviser	2,072	3,596	6,285	8,678
Credits to fees from Adviser	(345)	(450)	(1,071)	(630)

Total expenses net of credits to fees	1,727	3,146	5,214	8,048

NET INVESTMENT INCOME	3,442	7,591	10,252	14,238

REALIZED AND UNREALIZED GAIN (LOSS)
Net realized (loss) gain on investments	(105)	6,514	5,091	23,489
Net realized loss on other	—	—	(40)	—
Net unrealized appreciation (depreciation) on investments	1,769	1,026	7,053	(24,063)
Net unrealized appreciation (depreciation) on other	389	4	21	(21)

Net gain (loss) on investments and other	2,053	7,544	12,125	(595)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$5,495	$15,135	$22,377	$13,643

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE
Basic and diluted	$0.25	$0.69	$1.01	$0.62

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
Basic and diluted	22,080,133	22,080,133	22,080,133	22,080,133

GLADSTONE INVESTMENT CORPORATION

CONSOLIDATED FINANCIAL HIGHLIGHTS

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2011	2010	2011	2010
Per Share Data(A)
Net asset value at beginning of period	$9.48	$8.43	$9.00	$8.74

Income from investment operations(B):
Net investment income	0.16	0.34	0.46	0.65
Realized (loss) gain on investments and other	(0.01)	0.30	0.23	1.06
Net unrealized appreciation (depreciation) on investments and other	0.10	0.05	0.32	(1.09)

Total from investment operations	0.25	0.69	1.01	0.62

Distributions from:
Net investment income	(0.15)	(0.12)	(0.44)	(0.36)

Total distributions(C)	(0.15)	(0.12)	(0.44)	(0.36)

Net asset value at end of period	$9.58	$9.00	$9.58	$9.00

Per share market value at beginning of period	$6.76	$6.75	$7.79	$6.01
Per share market value at end of period	7.27	7.65	7.27	7.65
Total return(D)	9.73%	15.14%	-0.91%	34.48%
Shares outstanding at end of period	22,080,133	22,080,133	22,080,133	22,080,133

Statement of Assets and Liabilities Data:
Net assets at end of period	$211,601	$198,682	$211,601	$198,682
Average net assets(E)	208,883	189,420	203,103	191,299

Senior Securities Data:
Total borrowings	$105,301	$75,400	$105,301	$75,400
Asset coverage ratio(F)	288%	343%	288%	343%
Average coverage per unit(G)	$2,879	$3,429	$2,879	$3,429

Ratios/Supplemental Data:
Ratio of expenses to average net assets(H)(I)	3.97%	7.59%	4.13%	6.05%
Ratio of net expenses to average net assets(H)(J)	3.31	6.64	3.42	5.61
Ratio of net investment income to average net assets(H)	6.59	16.03	6.73	9.92

(A)	Based on actual shares outstanding at the end of the corresponding period.
(B)	Based on weighted average basic per share data.
(C)	Distributions are determined based on taxable income calculated in accordance with income tax regulations, which may differ from amounts determined under GAAP.
(D)

Total return equals the change in the market value of the Company’s common stock from the beginning of the period, taking into account dividends reinvested in accordance with the terms of the Company’s dividend reinvestment plan.

(E)	Calculated using the average of the balance of net assets at the end of each month of the reporting period.
(F)

As a BDC, the Company is generally required to maintain an asset coverage ratio of at least 200% of total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to total borrowings and guaranty commitments. Asset coverage ratio is the ratio of the carrying value of the Company’s total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness.

(G)	Asset coverage per unit is the asset coverage ratio expressed in terms of dollar amounts per one thousand dollars of indebtedness.
(H)	Amounts are annualized.
(I)	Ratio of expenses to average net assets is computed using expenses before credits from the Adviser.
(J)	Ratio of net expenses to average net assets is computed using total expenses net of credits to the management fee.